Exhibit 8.1

PRINCIPAL SUBSIDIARIES AND VARIABLE INTEREST ENTITIES OF SCIENJOY HOLDING CORPORATION

Subsidiaries

Name	Place of Incorporation or Organization	Proportion of Ownership Interest
Scienjoy Inc.	Cayman Islands	100%
Scienjoy Pte. Ltd.	Singapore	100%
Scienjoy BeeLive Limited	Hong Kong SAR	100%
Scienjoy International Limited	Hong Kong SAR	100%
Golden Shield Enterprises Limited	British Virgin Islands	100%
Scienjoy Verse Tech Ltd	Dubai	51%
Scienjoy Meta Technology LLC	Dubai	51%
SJ Verse Global Media LLC	Dubai	45.9%
Sixiang Wuxian (Beijing) Technology Co., Ltd.	PRC	100%
Sixiang Wuxian (Zhejiang) Culture Technology Co., Ltd.	PRC	100%
Sixiang Zhihui (Beijing) Technology Co., Ltd.	PRC	100%
Sixiang Zhihui (Zhejiang) Culture Technology Co., Ltd.	PRC	100%
Holgus Sixiang Information Technology Co., Ltd.	PRC	100%
Holgus Sixiang Haohan Internet Technology Co., Ltd.;	PRC	100%
Kashgar Sixiang Times Internet Technology Co., Ltd.;	PRC	100%
Kashgar Sixiang Lehong Information Technology Co., Ltd.	PRC	100%
Sixiang Zhihui (Hainan) Technology Co., Ltd.	PRC	100%
Sixiang Yingyue (Shanghai) Technology Co., Ltd.	PRC	100%

Variable Interest Entities

Name	Place of Incorporation or Organization	Proportion of Ownership Interest
Zhihui Qiyuan (Beijing) Technology, Co. Ltd.	PRC	100%
Hai Xiu (Beijing) Technology Company Co. Ltd.	PRC	100%
Beijing Le Hai Technology Co. Ltd.	PRC	100%
Beijing Sixiang Shiguang Technology Co. Ltd.	PRC	100%
Sixiang Mifeng (Tianjin) Technology Co., Ltd	PRC	100%
Changxiang Infinite Technology (Beijing) Co., Ltd.	PRC	100%
ZhiHui QiYuan (HaiNan) Investment Co., Ltd.	PRC	100%
Beijing Weiliantong Technology Co., Ltd.	PRC	100%
HuaYuHeFeng (QingDao) Technology Co., Ltd.	PRC	100%
Chuangda Zhihui (Beijing) Technology Co., Ltd.	PRC	100%
Beijing Huayi Dongchen Technology Co., Ltd.	PRC	100%
HongCheng Huiying (Zhejiang) Technology Industry Development Co., Ltd.	PRC	51%
Sixiang Qiyuan (Hangzhou) Culture Technology Co., Ltd.	PRC	100%
Xiuli (Zhejiang) Culture Technology Co., Ltd.	PRC	100%
HaiFan (Zhejiang) Culture Technology Co., Ltd.	PRC	100%
Leku (Zhejiang) Culture Technology Co., Ltd.	PRC	100%
Hongren (Zhejiang) Culture Technology Co., Ltd.	PRC	100%
Xiangfeng (Zhejiang) Culture Technology Co., Ltd.	PRC	100%